Exhibit 99

       MSW Energy Holdings II LLC Announces Second Quarter 2004
                   Financial Results August 12, 2004

    MONTVALE, N.J.--(BUSINESS WIRE)--Aug. 12, 2004--MSW Energy Holdings II LLC ("MSW Energy Holdings II" or "Company") filed its Form 10-Q for the quarter ended June 30, 2004 with the Securities and Exchange Commission and will be hosting a conference call to discuss the results on Monday August 16, 2004 at 11:00a.m. EDT. The second-quarter 2004 financial results conference call for MSW Energy Holdings LLC ("MSW Energy Holdings") and MSW Energy Finance Co., Inc. will be combined with this call. Anyone who wishes to participate should dial 888-489-9708. The call will be recorded and can be reviewed until August 23, 2004 by dialing 800-642-1687 and using 9312341 as the passcode. A transcript of the conference call also will be available on the Company's investor information page by the end of the day August 18, 2004 at www.mswenergyII.com. A copy of the Company's Form 10-Q for the quarter ended June 30, 2004 is available on the investor information page and on the Securities and Exchange Commission's website.
    MSW Energy Holdings II owns a 50.0% direct and indirect membership interest in Ref-Fuel Holdings LLC ("Ref-Fuel Holdings"). Ref-Fuel Holdings and its subsidiaries own or control and operate waste-to-energy facilities in the northeastern United States. Subsidiaries of Ref-Fuel Holdings that operate such facilities derive revenue principally from disposal or tipping fees for accepting municipal solid waste and from the sale of energy in the form of electricity and steam.

    Highlights of MSW Energy Holdings II

    On April 30, 2004, MSW Energy Holdings II's indirect owner, UAE Holdings Corp., entered into a series of transactions (Equalization Transactions) which changed its ownership structure. As a result, UAE Holdings Corp. is now owned 60% by affiliates of Credit Suisse First Boston Private Equity, Inc. ("CSFB Private Equity") and 40% by affiliates of AIG Global Investment Corp. ("AIGGIC"). The Equalization Transactions resulted in affiliates of CSFB Private Equity collectively owning a 59.88% indirect interest in Ref-Fuel Holdings and the affiliates of AIGGIC collectively owning a 39.92% indirect interest in Ref-Fuel Holdings. Duke Energy Corp. maintained its 0.2% indirect, non-voting interest in Ref-Fuel Holdings. The Equalization Transactions also resulted in UAE Holdings Corp. assuming full control of the management and operations of the Company and Ref-Fuel Holdings.
    As a result of Equalization Transactions, the Company has effective control of Ref-Fuel Holdings, and is therefore consolidating its results of operations and cash flows for two months, and the balance sheet as of June 30, 2004.
    Because MSW Energy Holdings II has only held its interest in Ref-Fuel Holdings since December 2003, there are no financial results for the second quarter of 2003 comparable to the second quarter of 2004.


MSW Energy Holdings II             For the Three       For the Six
(unaudited, in thousands)           Months Ended       Months Ended
                                    June 30, 2004     June 30, 2004
                                 ------------------  -----------------

Statement of Operations Data:
Net revenues                     $           73,452  $         73,452
Equity in net earnings of Ref-
 Fuel Holdings                                1,930             6,148
Operating expenses                          (30,709)          (30,709)
Depreciation and amortization
 expense                                    (11,173)          (11,173)
Administrative and general
 expense                                     (7,682)           (7,890)
Loss on asset retirement                       (836)             (836)
Interest income                                 500               517
Interest expense                            (12,664)          (17,158)
Minority interest in net income
 of subsidiaries                             (8,133)           (8,133)
Other expense, net                              102               102
Income taxes                                 (1,976)           (1,784)
                                  ------------------  ----------------
Net income                       $            2,811  $          2,536
                                  ==================  ================
Cash Flow Data:
Cash provided by operating
 activities                                          $        58,974
Cash provided by investing
 activities                                                   17,340
Cash used in financing activities                            (23,195)
Balance Sheet Data (at June 30,
 2004):
Total assets                                         $     2,195,446
Total debt                                                 1,325,457
Minority interest in consolidated
 subsidiaries                                                355,269
Total member's equity                                        135,063


    For the Three Months and Six Months Ended June 30, 2004. Net revenues of $73.5 million for the three months ended June 30, 2004 represent the consolidated results of operations of Ref-Fuel Holdings for the two-month period ended June 30, 2004. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Equity in net earnings of Ref-Fuel Holdings for the three months ended June 30, 2004 represents our share in the net earnings of Ref-Fuel Holdings for the month of April 2004, of $1.9 million. Equity in net earnings of unconsolidated subsidiaries for the six months ended June 30, 2004 represents our share in the net earnings of Ref-Fuel Holdings for the four months ended April 30, 2004, of $6.1 million. Prior to the Equalization Transactions, which were consummated on April 30, 2004, we accounted for our investment under the equity method of accounting.
    For the three months ended June 30, 2004, total cash distributions from Ref-Fuel Holdings were $7.5 million. The Company did not make any cash distributions to its members during the quarter. For the six months ended June 30, 2004, total cash distributions from Ref-Fuel Holdings were $31.5 million and the Company's cash distributions to its members were $17.5 million.
    The pro forma ratio of cash flow available for debt service to interest expense was 2.7x*, proportionate net leverage ratio was 4.8x* and the ratio of proportionate Adjusted EBITDA to proportionate interest expense was 3.1x.* This information is being discussed because the indenture under which our Senior Notes were issued requires, among other things, but subject to certain exceptions, that we not permit any restricted payment unless certain ratio covenants based on our proportionate ownership of Ref-Fuel Holdings have been met. The pro forma ratio information is calculated assuming the effects of push-down accounting on Ref-Fuel Holdings and the issuance of the Senior Notes had occurred on July 1, 2003.

    Forward-looking Information or Statements

    All statements other than statements of historical facts included in this press release or the conference call that address activities, events or developments that we expect, or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
    These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

    Additional Information

    Questions and inquiries for further information should be directed to Joanne Pagliuca at 201-690-4800.

    This press release does not constitute an offer to sell securities or a solicitation of an offer to purchase securities.

    CONTACT: MSW Energy Holdings II LLC
             Joanne Pagliuca, 201-690-4800